Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Adams Street Credit Solutions Fund (the “Company”) on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, Shannon Carlin, Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “Act”), that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026

/s/ Shannon Carlin
Name:	Shannon Carlin
Title:	Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 of the Act has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.